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                                                                Exhibit 10.02


                              DENALI INCORPORATED
                        1997 INCENTIVE STOCK OPTION PLAN

                                   Article I
                               General Provisions

         1. Purpose. The purpose of this Plan is to promote the interests of Denali Incorporated (the "Company") by providing participating key employees of the Company the opportunity to acquire or increase their proprietary interest in the Company and increase their personal interest in its continued success and progress, in order to (i) induce qualified persons to become employees of the Company; and (ii) provide an incentive for key employees to remain in the employ of the Company and to continue their contributions and efforts toward the Company's success.

         2.      Definitions.     As used in this Plan, the following words and
phrases shall have the meanings indicated:

                 (a) "Agreement" shall mean the written document evidencing the grant of Options under this Plan.

                 (b) "Board" shall mean the Board of Directors of the Company.

                 (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor legislation.

                 (d) "Committee" shall mean the committee appointed by the Board in accordance with Section 3(a) of Article I of the Plan, if one is appointed.

                 (e) "Common Stock" shall mean the Company's Common Stock, except as modified pursuant to the provisions of Section 6 of Article III of the Plan.

                 (f) "Company" shall mean Denali Incorporated, together with all its present and future subsidiaries.

                 (g) "Disability" shall mean a Recipient's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

                 (h) "Employee" shall mean any eligible employee of the Company.

                 (i) "Fair Market Value" as of a particular date with respect to any share of Common Stock shall be determined by the Committee in such manner as it may deem appropriate.





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                 (j)      "Incentive Stock Option" shall mean an Option granted
pursuant to Article II of the Plan which is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

                 (k) "Non-Qualified Stock Option" shall mean an Option which is not intended to qualify as an Incentive Stock Option.

                 (l) "Option" shall mean the right granted under the Plan to purchase Common Stock.

                 (m) "Option Price" shall mean the purchase price established by the Committee for Common Stock to be acquired under an Option granted pursuant to the Plan.

                 (n) "Plan" shall mean the Denali Incorporated 1997 Incentive Stock Option Plan.

                 (o) "Recipient" shall mean any Employee granted an Option under the Plan.

         3.      Administration.

                 (a) The Plan shall be administered by the Board or a Committee of one or more members of the Board. The Board shall appoint the members of the Committee, who shall serve at the pleasure of the Board. References in the Plan to the Committee shall include the Board if no Committee is appointed.

                 (b) The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically conferred under the Plan or necessary or advisable in the administration of the Plan, including the power and authority:

                          (1)     to grant Options;

                          (2) to determine the Employees to whom, and the time or times at which, Options shall be granted, the number of shares to be covered by each Option, the Option Price of the shares of Common Stock covered by each Option, the vesting schedule, exercise period and other restrictions, terms and conditions, if any, relating to Options;

                          (3) to determine the terms and provisions of the Agreements (which need not be identical) entered into in connection with Options granted under the Plan;

                          (4) to interpret the Plan and the Agreements and to prescribe, amend and rescind rules and regulations relating to the Plan; and

                          (5) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                 (c) The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement or Option in the manner and to the extent that





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it shall deem expedient to carry into effect the purposes of the Plan, and it shall be the sole and final judge of such expediency. All actions or determinations of the Committee shall be by majority vote of its members, if more than one, and the determination of the Committee shall be conclusive. Any action taken by the Committee shall be reported to the Board.

                 (d) The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties may employ one or more persons to render advice with respect to any right or responsibility the Committee or such person may have under the Plan.

                 (e) Options granted under the Plan shall be evidenced by duly adopted resolutions of the Committee.

                 (f) The interpretation and construction of any provision of the Plan by the Committee shall be final.

                 (g) No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan, an Agreement, or any Option granted hereunder.

         4.      Eligibility for Participation.

                 (a) Subject to certain limitations hereinafter set forth, Options may be granted to Employees. In determining the Employees to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the present and potential contributions by the Employee to the success of the Company and such other factors as the Committee shall deem relevant to accomplish the purposes of the Plan.

                 (b) A Recipient shall be eligible to receive more than one grant of an Option during the term of the Plan.

         5.      Number of Shares Subject to Options.

                 (a) The stock subject to Incentive Stock Options hereunder shall be Common Stock. Such shares, in whole or in part, may be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company. Under the Plan, the aggregate number of shares of Common Stock as to which Incentive Stock Options may be granted from time to time shall not exceed 362,873, and the aggregate number of shares of Common Stock as to which Incentive Stock Options may be granted to any one Employee shall not exceed 100,000, both of which shall be subject to adjustment as provided in Section 6 of Article III below.

                 (b) If any outstanding Option, or any portion thereof, for any reason expires, is cancelled pursuant to the Plan or the Agreement, or is terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall become available for subsequent grants of Options under the Plan unless the Plan shall have been terminated.





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                                   Article II
                            Incentive Stock Options

         1. Award of Incentive Stock Option. Options granted pursuant to this Article II are intended to constitute Incentive Stock Options and shall be subject to the following terms and conditions. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Recipient in the Plan one or more Options to purchase for cash the number of shares of Common Stock allotted by the Committee. The date an Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares of Common Stock to a Recipient pursuant to the Plan.

         2. Maximum Amount of Incentive Stock Option Award. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this and any other plan of the Company are exercisable for the first time by a Recipient during any calendar year may not exceed $100,000.

         3. Stock Option Agreements. The grant of an Incentive Stock Option shall be evidenced by a written Agreement, executed by the Company and the Recipient, stating the number of shares of Common Stock subject to the Option. The Agreement shall be in such form, and may include such limitations, restrictions and other provisions, as the Committee may from time to time determine.

         4. Option Price. Each Agreement shall stipulate the Option Price as determined by the Committee, which shall be, in the case of an Incentive Stock Option, not less than 100% of the Fair Market Value per share on the date the Option is granted, subject to adjustment as provided in Section 6 of
Article III. Any Incentive Stock Option granted under the Plan to a person owning more than ten percent of the total combined voting power of the Common Stock shall be at a price no less than 110% of the Fair Market Value per share on the date of grant of such Option.

         5. Term of Option. Each Agreement shall state the period during and times at which the Option shall be exercisable; provided, however:

                 (a) The exercise period shall not exceed five years from the date of grant of the Option, and no Option shall be granted pursuant to the Plan after the expiration of ten years from the Plan's adoption date.

                 (b) The Committee shall have the authority to accelerate or extend the exercisability of any outstanding Option at such time and under such circumstances as the Committee, in its sole discretion, deems appropriate.

                 (c) The exercise period shall be subject to earlier termination as provided in Section 8 of this Article II.





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                 (d)      Notwithstanding anything to the contrary in this
Plan, no Option shall be exercisable after the expiration of its term.

         6.      Exercise of Option.

                 (a) An Option may be exercised as to any or all whole shares of Common Stock as to which it then is exercisable.

                 (b) Each exercise of an Option granted hereunder, whether in whole or in part, shall be by written notice to the Company designating the number of shares as to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price for the number of shares so designated, together with any written statements reasonably requested by the Company for purposes of compliance with any applicable securities law.

         7.      Manner of Payment.  The Option Price shall be paid in cash.

         8.      Termination.

                 (a) If the Recipient ceases to be an Employee by reason of termination without cause, resignation, retirement, death, Disability, or any other reason other than termination for cause, all Options theretofore granted to such Recipient which are exercisable at the date of such event may be exercised by the Recipient or by the Recipient's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of the death or Disability of the Recipient, at any time within 3 months after the date of such event.

                 (b) If the Recipient ceases to be an Employee by reason of termination with cause, all Options theretofore granted to such Recipient shall terminate automatically, effective as of such cessation, to the extent not theretofore exercised. For purposes of this Plan and the Options granted hereunder, termination with cause shall include, but not be limited to (1) the refusal or failure of the Employee to implement, perform or adhere to reasonable policies, directives or orders of the Company; (2) any other action by the Employee involving willful misconduct or malfeasance or gross negligence in the performance of the Employee's duties; (3) conduct of a criminal nature which may have an adverse impact on the Company's reputation and standing in the community; (4) conviction of a crime involving moral turpitude, including fraud, theft or embezzlement; (5) conduct which is in violation of the Employee's common law duty of loyalty to the Company; (6) fraudulent conduct in connection with the business affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others; or (7) willful or persistent failure to attend to the Employee's duties.

         9. Construction of Provisions. Incentive Stock Options granted under the Plan are intended to satisfy all requirements for incentive stock options under Section 422 of the Code and the Treasury Regulations thereunder and, notwithstanding any other provision of the Plan, the Plan and all Incentive Stock Options granted under it shall be so construed, and all contrary provisions shall be so limited in scope and effect and, to the extent they cannot be so limited, they shall be void. An Option granted under the Plan shall, if it is construed for whatever reason not to qualify as an incentive stock option under Section 422 of the Code, be construed to be a Non-Qualified Stock Option.





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                                  Article III
                            Miscellaneous Provisions

         1. Gender and Number. Whenever required by the context of this Plan, the singular includes the plural, and the masculine includes the feminine or the neuter.

         2. Transferability Restriction. Options granted under the Plan shall not be assignable, nor shall they be transferable. The exercise of Options may be conditioned upon the execution of a transfer restriction or right of first refusal agreement between the Company and the Recipient covering the Common Stock acquired pursuant to the Option. Options may be exercised only by the Recipient.

         3. Withholding Taxes. Whenever the Company is required to issue or transfer shares of Common Stock under this Plan, the Company shall require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company at its sole discretion may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued at their Fair Market Value on the date the withholding obligation is incurred.

         4. Right to Terminate Employment. Nothing in the Plan or in any Agreement entered into pursuant to the Plan shall confer upon any Recipient the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such Recipient with or without cause.

         5. Rights as Shareholder. The Recipient of any grant or award under the Plan shall have no rights as a shareholder with respect to the Common Stock covered by an Option unless and until certificates for shares of Common Stock are issued to him.

         6.      Adjustments.

                 (a) In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, split-up, or the like, the Committee, in its sole discretion, may appropriately adjust the maximum number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to outstanding Options granted under the Plan, the option price of outstanding Options granted under the Plan, and any and all other matters deemed appropriate by the Committee, in its sole discretion. Fractional shares resulting from any such adjustment shall be eliminated. Unless the Committee expressly determines otherwise, any adjustments under this Section 6(a) shall be effective on the effective date of the event giving rise to such adjustment.

                 (b) If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities or property (including cash) of the Company or another corporation for any reason, including by reason of reorganization, merger, sale or transfer of all or substantially all of the Company's assets to another corporation, or





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exchange of shares or consolidation, the Committee shall make appropriate adjustments in the number and kind of shares, other securities, or property for which options may be granted under the Plan, including the maximum number that may be granted to any Recipient. In addition, the Committee shall make appropriate adjustments in the number and kind of shares, other securities, or property as to which outstanding Options shall be exercisable. If any event giving rise to an adjustment involves an election afforded shareholders to receive cash or some security or other property, then such adjustment shall be made as if only cash were available to shareholders; the amount of cash used in determining the appropriate adjustment shall be the amount of cash per share provided by such election or such higher per share amount, if any, as the Committee determines to be the fair market value of the security or other property available to shareholders pursuant to the election. Unless the Committee expressly determines otherwise, any adjustment or determination made by the Committee under this Section 6(b) shall be effective on the effective date of the event giving rise to such adjustment or determination, and shall be conclusive when made by the Committee.

                 (c) The existence of outstanding Options hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. In the event of dissolution of the Company, any unexercised Options theretofore granted under the Plan shall be deemed cancelled.

         7.      Amendment and Termination of the Plan.

                 (a) The Board at any time and from time to time may suspend, terminate, modify or amend the Plan, provided, however, that any amendment that would require shareholder approval under Texas law, the Code or any other applicable law, shall be subject to the approval of the shareholders of the Company, except that any such increase or modification that may result from adjustments authorized by Section 6 of this Article III or which are required for compliance with the Code, the Employee Retirement Income Security Act of 1974, related rules and regulations, or other laws or judicial orders, shall not require such approval of shareholders.

                 (b) Except as provided in Section 6, no suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Recipient is obtained.

          8. Governing Law. This Plan is to be governed by and construed in accordance with the substantive laws of the State of Texas, without regard to principles of conflicts of law, and is performable in Montgomery County, Texas. The Company and each Recipient hereby submits to the jurisdiction of the courts of the State of Texas and the federal courts in and for the Southern District of Texas in connection with any matter relating to this Plan and or any other document executed in connection herewith.





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          9.     Approval of Shareholders.  The Plan shall take effect upon its adoption by the Board but shall be subject to approval by the shareholders in conformance with applicable law or the rules and regulations of any national securities exchange upon which the Company's Common Stock is listed and traded, each to the extent applicable.

         10.     Adoption.

                 (a)      This Plan was approved by the Board on September 18,
1997.

                 (b) This Plan was approved by the shareholders of the Company on September 18, 1997.


                                        DENALI INCORPORATED


                                        By: /s/ Stephen T. Harcrow
                                           -------------------------------------
                                                Stephen T. Harcrow
                                                Chief Executive Officer





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